UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
March 15, 2011
 (Date of earliest event reported)

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

200 North Canal St.
Natchez, Mississippi  39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Callon Petroleum Company (the “Company”) had previously entered into severance compensation agreements with Fred L. Callon, Chairman, President and Chief Executive Officer, B. F. Weatherly, Executive Vice President and Chief Financial Officer, Stephen F. Woodcock, Vice President - Exploration, and Rodger W. Smith, Vice President and Treasurer (collectively, the “Executive Officers”).  These agreements were originally entered into on April 18, 2008 and subsequently amended on December 31, 2008 (collectively and as amended, the “Original Agreements”) to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  On March 15, 2011 and effective January 1, 2011, the Company and the Executive Officers entered into amended and restated severance compensation agreements (collectively, the “Agreements”), which replace the Original Agreements.

The Agreements will terminate, except to the extent that any obligation of the Company thereunder remains unpaid as of such time, upon the earliest of (1) December 31, 2011; provided, however, that, on each anniversary date thereafter (each such date, an “Anniversary Date”), the expiration date shall automatically be extended for one additional year unless, immediately prior to such Anniversary Date, either party shall have given written notice that it does not wish to extend the Agreement, but in no event shall the expiration date be earlier than the second anniversary of the effective date of a Change of Control (as defined in the Agreements); (2) the termination of the Executive Officer’s employment with the Company based on death, Disability (as defined in the Agreements), or Cause (as defined in the Agreements); and (3) the voluntary resignation of the Executive Officer for any reason other than Good Reason (as defined in the Agreements).

Pursuant to the Agreements, if the Executive Officer incurs a “separation from service” from the Company (as such term is defined in final Treasury Regulations issued under Section 409A of the Code (collectively, “Section 409A”) without cause by the Company or for Good Reason by him within two years following a Change of Control (or in certain cases, prior to a Change of Control), then the Executive Officer is entitled to a single lump-sum cash payment (payable on the date that is six months following the triggering event) in an amount equal to two times the sum (and three times with respect to Mr. Callon) of (a) the annual base salary in effect immediately prior to the Change of Control or, if higher, in effect immediately prior to the separation from service, and (b) the greater of the average bonus earned with respect to the three most recently completed full fiscal years or the target bonus for the fiscal year in which the Change of Control occurs, based on a forecast that has been approved by the Company’s Board of Directors of the results for the fiscal year in which the Change of Control occurs.  In addition, the Company must maintain at its expense until twenty-four (24) months after a separation from service all life, disability, medical, dental, accident, and health insurance coverage for the Executive Officers (and for thirty-six (36) months for Mr. Callon).  If the Executive Officer’s employment is terminated as a result of his death or Disability, the Company is only required to make such payments if the termination occurred within six months after a Change of Control.

The Agreements also provide that, upon a Change of Control, all stock options shall automatically become fully exercisable and all performance shares, restricted stock, stock appreciation rights and other similar rights held by the Executive Officer shall become fully vested, provided however, that such acceleration of vesting shall not occur if it would be an impermissible acceleration under Section 409A.  If the Company cannot provide for acceleration of vesting as a result of provisions in existence prior to a Change of Control, any plan or agreement, or Section 409A, the Company must provide in lieu thereof a lump-sum cash payment equal to the total value of the outstanding and unvested stock rights as of the date of separation from service.

The Agreements incorporate a provision to provide for the possible impact of the federal excise tax on excess parachute payments. The so-called “golden parachute” tax rules subject “excess parachute payments” to a dual penalty: the imposition of a 20 percent excise tax upon the recipient and non-deductibility of such payments by the paying corporation. If any payment is subject to any excise tax under Section 4999 of the Code, the payment will be reduced so that no portion of the payment is subject to such excise tax if the net benefit payable to the Executive Officer would be at least as much as it would have been if no reduction was made.

The foregoing description of the Agreements is qualified in its entirety by reference to the full text of the Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Form 8-K and incorporated herein by reference.

Additionally, on March 15, 2011, Mr. Richard O. Wilson notified the Board of Directors of the Company of his decision to retire and not stand for re-election as a director of the Company at the 2011 Annual Meeting of Shareholders to be held in May 2011.  Mr. Wilson will continue to serve on the Board of Directors of the Company for the remainder of his current term.  Mr. Wilson’s decision was not in connection with any disagreement with the Company.

Section 7 — Regulation FD

Item 7.01.  Regulation FD Disclosure.

On March 17, 2011, the Company issued a press release announcing the decision of Mr. Wilson not to stand for re-election at the Company’s 2011 Annual Meeting of Shareholders. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Title of Document

10.1	Amended and Restated Severance Compensation Agreement, dated as of March 15, 2011 and effective as of January 1, 2011, by and between Fred L. Callon and Callon Petroleum Company.
10.2	Form of Amended and Restated Severance Compensation Agreement, dated as of March 15, 2011 and effective as of January 1, 2011, by and between Callon Petroleum Company and the Executive Officers.
99.1	Press release dated March 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

March 18, 2011	By: /s/ B. F. Weatherly
B. F. Weatherly
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number                                       Title of Document

10.1	Amended and Restated Severance Compensation Agreement, dated as of March 15, 2011 and effective as of January 1, 2011, by and between Fred L. Callon and Callon Petroleum Company.

10.2	Form of Amended and Restated Severance Compensation Agreement, dated as of March 15, 2011 and effective as of January 1, 2011, by and between Callon Petroleum Company and the Executive Officers.

99.1	Press release dated March 17, 2011.